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                                                                   EXHIBIT 10.13
                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), effective as of November 8, 2002 (the "Effective Date"), is made by and between George Burnett (the "Executive") and Dex Media, Inc., a Delaware corporation, and any of its subsidiaries and affiliates (including without limitation Dex Media East LLC) as may employ Executive from time to time (collectively, and together with any successor thereto, the "Company").

                                    RECITALS

         A. It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive to perform services under the terms hereof.

         B. The Executive desires to provide services to the Company on the terms herein provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS

         (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

         (b) "Agreement" shall have the meaning set forth in the preamble hereto.

         (c)      "Annual Base Salary" shall have the meaning set forth in
                  Section 3(a).

         (d)      "Board" shall mean the Board of Directors of the Company.

         (e) The Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                  (i) The Executive's willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive's Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

                  (ii) The Executive's willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

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                  (iii)    The Executive's commission at any time of any act or
                           omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

                  (iv) The Executive's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Executive's duties and responsibilities under this Agreement; or

                  (v) The Executive's commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof).

         (f) "Change in Control" shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

         (g) "Common Stock" shall mean common stock of the Company, par value $0.01 per share.

         (h) "Company" shall have the meaning set forth in the preamble hereto.

         (i) "Compensation Committee" means the Compensation Committee of the Board.

         (j) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death;
                  (ii) if the Executive's employment is terminated pursuant to
                  Section 4(a)(ii) - (vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier; (iii) if the Executive's employment is terminated pursuant to Section 4(a)(vii) or Section 4(a)(viii), the expiration of the then-applicable Term.

         (k) "Dex West Transaction" shall mean the transaction contemplated by the Rodney Purchase Agreement.

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         (l)      "Directors and Officers Insurance" shall have the meaning set forth in Section 13.

         (m) A "Disability" shall have occurred when the Executive has been unable to perform his duties because of physical or mental incapacity for a period of at least 180 consecutive days as determined by a medical doctor mutually agreed-upon by the parties hereto.

         (n) "EBITDA" for a given period shall mean the sum of (i) the consolidated earnings before interest, taxes, depreciation, amortization, and extraordinary items and (ii) any management or similar fees charged to the Company by any Principal Stockholder (but only to the extent such fees are deducted from the earnings described in the preceding subsection (i)), all as reflected on the Company's audited consolidated financial statements for such period.

         (o) "Effective Date" shall have the meaning set forth in the preamble hereto.

         (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (q) "Executive" shall have the meaning set forth in the preamble hereto.

         (r) "Executive Bonus Plan" shall mean the bonus plan to be developed by the Compensation Committee which shall incorporate the targets attached hereto as Exhibit A.

         (s)      "Extension Term" shall have the meaning set forth in Section
                  2(b).

         (t) The Executive shall have "Good Reason" to resign his employment upon the occurrence of any of the following:

                  (i) Failure of the Company to continue the Executive in the position of President and Chief Executive Officer (or any other position not less senior to such position);

                  (ii) A material diminution in the nature or scope of the Executive's responsibilities, duties or authority;

                  (iii) Failure of the Company to make any material payment or provide any material benefit under this Agreement; or

                  (iv) The Company's material breach of this Agreement or any Option Agreement;

                  provided, however, that notwithstanding the foregoing the Executive may not resign his employment for Good Reason unless: (A) the Executive provides the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice is provided not later than the 30th day following the occurrence of the event constituting Good Reason); and (B) the Company has not

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                  remedied the alleged violation(s) within the 30-day period;
                  and, provided, further, that the Executive shall not have Good Reason to terminate his employment due to the failure to consummate all or any portion of the Dex West Transaction; and provided, further, that Executive may resign his employment for Good Reason if in connection with any Change in Control the purchaser does not assume the severance provisions set forth in Section 5 (including corresponding definitions) (or substitute substantially identical severance provisions) with respect to the Executive and if Executive does not accept employment with such purchaser in connection with the Change in Control.

         (u)      "Initial Term" shall have the meaning set forth in Section
                  2(b).

         (v) "Joint Management Agreement" shall have the meaning set forth in Section 14.

         (w)      "Notice of Termination" shall have the meaning set forth in
                  Section 4(b).

         (x) "Option Agreement" shall mean an agreement to purchase Common Stock pursuant to the Option Plan.

         (y)      "Option Plan" shall have the meaning set forth in Section
                  3(c).

         (z) "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         (aa) "Principal Stockholders" shall mean Carlyle Partners III, L.P. a Delaware limited partnership; Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership; and each of their respective Affiliates.

         (bb)     "Related Agreements" shall have the meaning set forth in
                  Section 18.

         (cc) "Rodney Purchase Agreement" shall mean that certain Purchase Agreement by and among Qwest Dex, Inc., Qwest Services Corporation, Qwest Communications International Inc. (collectively, the "Qwest Parties") and Dex Holdings LLC, dated as of August 19, 2002, pursuant to which the Qwest Parties have agreed to sell all of the interests of GPP LLC (as described in the Rodney Purchase Agreement) to Dex Holdings LLC on the terms and conditions set forth therein.

         (dd) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         (ee)     "Term" shall have the meaning set forth in Section 2(b).

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2.       EMPLOYMENT

         (a) The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in
                  Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

         (b) The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the effective date of this Agreement and ending on December 31, 2005, unless earlier terminated as provided in Section 4. The employment term hereunder shall automatically be extended for successive one-year periods (each, an "Extension Term" and, collectively with the Initial Term, the "Term") unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable Term.

         (c)      Position and Duties.

                           (i) The Executive shall serve as President and Chief Executive Officer of the Company with such customary responsibilities, duties and authority customarily associated with such positions in a company the size and nature of the Company as may from time to time be assigned to the Executive by the Board. Such duties, responsibilities and authority may include services for one or more subsidiaries or affiliates of the Company including, without limitation, services for Dex Media West LLC following the consummation of all or any portion of the Dex West Transaction. The Executive shall report to the Board. The Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, that it shall not be considered a violation of the foregoing for the Executive to
                  (A) with the prior consent of the Board (which consent shall not unreasonably be withheld), serve on corporate, industry, civic or charitable boards or committees, (B) accept speaking engagements and (C) manage his personal affairs, so long as none of such activities significantly interferes with the Executive's duties hereunder.

                           (ii) As of the Effective Date, the Principal Stockholders shall cause the Executive to be appointed or elected to the Board. During the Term, the Board shall propose the Executive for re-election to the Board and the Principal Stockholders shall vote all of their shares of Common Stock in favor of such re-election.

                           (iii)    The Executive's principal place of
                  employment shall be the Company's offices in the Denver, Colorado metropolitan area.

3.       COMPENSATION AND RELATED MATTERS

         (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $450,000 per annum, which shall be paid in accordance with the

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                  customary payroll practices of the Company (the "Annual Base
                  Salary"). The rate of the Annual Base Salary shall be reviewed annually by the Compensation Committee on or prior to April 4 of each year (beginning with April 4, 2004) during the Term and may be increased, but not decreased, upon such review. The Annual Base Salary shall not be decreased at any time during the Term without the Executive's consent, including for the purpose of determining severance benefits under Section 5 hereof.

         (b) Annual Bonus. With respect to each of the Company's fiscal years that end during the Term, the Executive shall be eligible to receive an annual performance-based bonus in accordance with the terms of the Executive Bonus Plan. The Executive Bonus Plan shall provide that (i) if the Company achieves the Bank Case EBITDA Target (as set forth on Exhibit
                  A) for an applicable fiscal year, the Executive's annual bonus shall be payable in an amount equal to 35% of his Annual Base Salary, and (ii) if the Company achieves the Equity Case EBITDA Target (as set forth on Exhibit A) for an applicable fiscal year, the Executive's annual bonus shall be payable in an amount equal to 75% of his Annual Base Salary. The Compensation Committee may, in its sole discretion, provide that the Executive shall be paid additional bonus amount pursuant to the Executive Bonus Plan with respect to any fiscal year (up to maximum aggregate annual bonus of 100% of Annual Base Salary). The Annual Bonus shall be paid to the Executive no later than 90 days following the then applicable fiscal year.

         (c) Stock Option Plan. As of the Effective Date, the Executive shall be granted an option to purchase 58,648 shares of Common Stock, pursuant to the terms and conditions of the Stock Option Plan of Dex Media, Inc. (the "Option Plan") and an Option Agreement entered into by and between Dex Media, Inc. and the Executive as of the date hereof in substantially the form attached hereto as Exhibit B. In the event that the Dex West Transaction is consummated, then as of the Closing Date (as defined in the Rodney Purchase Agreement), the Executive shall be granted an option to purchase 58,647 shares of Common Stock, pursuant to the terms and conditions of the Option Plan and an Option Agreement entered into by and between the Executive and the Company (or its applicable affiliate).

         (d) Benefits. During the Term, the Executive shall be entitled to participate in employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect which are applicable to the senior executives of the Company in accordance with their terms including, without limitation, the Dex Media, Inc. Pension Plan and the Dex Media, Inc. 401(k) Savings Plan. Such benefits shall be provided at a level and on terms and conditions consistent with the Executive's position, and shall be no less favorable to the Executive than those benefit levels applying to other senior executives of the Company.

         (e) Vacation. During the Term, the Executive shall be entitled to paid vacation in accordance with the Company's vacation policies applicable to senior executives

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                  of the Company. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive.

         (f) Expenses. During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company in accordance with the Company's expense reimbursement policy.

         (g) Legal Fees. The Company shall pay or reimburse the Executive for all reasonable attorneys fees incurred by him in connection with the negotiation of this Agreement and any other agreements documenting his employment arrangement with the Company, up to a maximum of $25,000. The Company may, in its discretion, pay or reimburse the Executive for reasonable legal expenses in excess of $25,000.

4.       TERMINATION

         The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

         (a)      Circumstances.

                  (i) Death. The Executive's employment hereunder shall terminate upon his death.

                  (ii) Disability. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment, provided, however, that such notice shall not be effective prior to the earlier to occur of (A) the first anniversary of the date the Executive incurred the Disability or (B) the expiration of short-term disability benefits pursuant to any applicable Company benefit plan. In that event, the Executive's employment with the Company shall terminate effective on the later to occur of
                           (X) the 30th day after the receipt of such notice by the Executive or (Y) the earlier to occur of the events described in subparagraphs (A) or (B) of this
                           Section 4(a)(ii), provided that prior to the effective date of such termination, the Executive shall not have returned to full-time performance of his duties.

                  (iii) Termination for Cause. The Company may terminate the Executive's employment for Cause.

                  (iv) Termination without Cause. The Company may terminate the Executive's employment without Cause.

                  (v) Resignation for Good Reason. The Executive may resign his employment for Good Reason.

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                  (vi)     Resignation without Good Reason. The Executive may
                           resign his employment without Good Reason upon not less than 60 days advance written notice to the Board.

                  (vii) Non-extension of Term by the Company. The Company may give notice of non-extension to the Executive pursuant to Section 2(b).

                  (viii) Non-extension of Term by the Executive. The Executive may give notice of non-extension to the Company pursuant to Section 2(b).

         (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive under this
                  Section 4 (other than termination pursuant to paragraph
                  (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, if submitted by the Executive, shall be at least 30 days following the date of such notice (a "Notice of Termination") provided, however, that the Company may, in its sole discretion, change the Date of Termination to any date following the Company's receipt of the Notice of Termination. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (c) Company Obligations upon Termination (including due to death or Disability). Upon termination of the Executive's employment (including due to Executive's death or Disability), the Executive (or the Executive's estate) shall be entitled to receive (i) except in the event of the Executive's Disability, any amount of the Executive's Annual Base Salary through the Date of Termination not theretofore paid, (ii) a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets set forth in the Executive Bonus Plan (such amount to be determined in good faith by the Compensation Committee and payable at such time as Executive's Annual Bonus would otherwise have been payable pursuant to the Executive Bonus Plan), (iii) any expenses owed to the Executive under Section 3(f), (iv) any accrued vacation pay owed to the Executive pursuant to Section 3(e), and (v) any amount arising from the Executive's participation in, or benefits under any employee benefit plans, programs or arrangements under Section 3(d), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements including, where applicable, any death and disability benefits (which death or disability

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                  benefits, to the extent provided by the Joint Management
                  Agreement, shall not be reduced). In the event of the Executive's Disability, in lieu of Annual Base Salary during such period of Disability, Executive shall be entitled to receive any applicable short-term disability benefits pursuant to any applicable Company benefit plan.

5.       SEVERANCE PAYMENTS

         (a) Termination without Cause, resignation for Good Reason, or non-extension of the Term by the Company. If the Executive's employment shall terminate without Cause pursuant to Section 4(a)(iv), for Good Reason pursuant to Section 4(a)(v), or pursuant to non-extension of the Term by the Company pursuant to Section 4(a)(vii), the Company shall, subject to the Executive's execution of a general waiver and release of claims agreement in the Company's customary form:

                  (i) Continue to pay to the Executive his base salary as described in Section 3(a), in accordance with the Company's regular payroll practices, during the period beginning on the Date of Termination and ending on the earliest to occur of (A) the 18-month anniversary of the Date of Termination; or (B) the first date that the Executive violates any covenant contained in Section 6, 7 or 8; and

                  (ii) To the extent permitted by the Company's applicable health and welfare benefit plans and programs, continue for 18 months the Executive's coverage under the Company's health and welfare benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination (or, if the Company amends, replaces or terminates any such plan or program following such Date of Termination, the Company medical and dental plans provided to similarly situated employees), as if the Executive were an active employee during such time, subject to standard employee contributions by the Executive as are required under such plans.

         (b) Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination.

6.       NON-COMPETITION; NON-SOLICITATION

         (a) The Executive shall not, at any time during the Term or during the 18-month period following the Date of Termination (the "Restricted Period"):

                  (i) Directly or indirectly engage in, have any equity interest in, or manage or operate (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) any of the following

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                           entities, or any subsidiary thereof, or any successor
                           thereto (the "Competitive Entities"):

                                    (A)      Verizon Information Services, a
                                             division of Verizon Communications
                                             Inc.

                                    (B)      BellSouth Advertising & Publishing
                                             Corporation (including L. M. Berry)

                                    (C)      Southwestern Bell Yellow Pages, a
                                             division of SBC Communications Inc.

                                    (D)      Alltel Publishing, a division of
                                             Alltel Corporation

                                    (E)      R. H. Donnelley Inc. (including
                                             Sprint Publishing & Advertising)

                                    (F)      TransWestern Publishing Company LLC

                                    (G)      Yell Group PLC

                                    (H)      Yellow Pages Group Company

                                    (I)      White Directory Publishers, Inc.

                           provided, however, that the Executive shall be permitted to acquire a passive stock or equity interest in such entity provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such entity; and provided, further, that, notwithstanding the foregoing, at no time during the Restricted Period may the Executive directly or indirectly engage in, have any equity interest in, or manage or operate (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) any parent entity or other Affiliate of any of the Competitive Entities to the extent that such parent entity or other Affiliate engages in (or the Executive's services therefor relate to) telephone directory publishing, marketing or advertising (or any other business directly engaged in by the Company during the Restricted Period).

                  (ii) Directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, the services of any individual who is (or, at any time during the previous two years, was) an employee of the Company (other than an individual who was within the previous two years his personal assistant or secretary), or solicit any of the Company's then employees to terminate employment with the Company; or

                  (iii) Directly or indirectly, on his own behalf or on behalf of any other person or entity, recruit or otherwise solicit or induce any customer, subscriber or

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                           supplier of the Company to terminate its employment
                           or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed competitive with the business of the Company.

         (b) In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         (c) As used in this Section 6, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

         (d) The restrictions set forth in Sections 6(a)(i) and (iii) above shall expire prior to the end of the Restricted Period if, following the Executive's Termination of Employment, the Company breaches any of its material obligations to the Executive hereunder, which breach is not fully cured following 30 days written notice from the Executive to the Company requesting cure of such breach.

         (e) The provisions contained in Section 6(a) may be altered and/or waived with the prior written consent of the Board or the Compensation Committee.

7.       NONDISCLOSURE OF PROPRIETARY INFORMATION

         (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to Section 7(c), the Executive shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment ("Proprietary Information"), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The Executive's obligation to maintain and not use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means

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                  of the Executive's direct or indirect disclosure of such
                  Proprietary Information) and is continued to be maintained as Proprietary Information by the Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

         (b) Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes. Notwithstanding the foregoing, the Executive may retain documents relating to his personal compensation and entitlements, provided that such documents are retained solely for personal use and are not disclosed to anyone other than the Executive.

         (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

         (d) The Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time; provided, that the Executive may confer in confidence with his legal representatives and make truthful statements as required by law.

         (e) The Company agrees to instruct the members of the Board and the executive officers of the Company not to disparage the Executive, either orally or in writing, at any time; provided, that, the Company may confer in confidence with its legal representatives and make truthful statements as required by law.

         (f) As used in this Section 7, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

8.       NON-DISPARAGEMENT

         Each of the parties agrees that, during and following the Term, he or it will not disparage or denigrate to any person any aspect of his or its past relationship with the other, nor the character of the other or the other's agents, representatives, products, or operating methods, whether past, present, or future.

9.       INJUNCTIVE RELIEF

         It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 6, 7 and 8 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 6, 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

10.      PARACHUTE TAXES

         The Company shall use its best reasonable efforts to secure the approval of any payment or benefits paid or provided to the Executive in connection with the Executive's employment with the Company in such a fashion that the Executive is not required to pay an excise tax under Section 4999 of the Code with respect to any such payment or benefit.

11.      ASSIGNMENT AND SUCCESSORS

         The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Executive may not assign his rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

12.      INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES

         During the Term and so long as the Executive has not breached any of his obligations set forth in Sections 6, 7 and 8, the Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expenses). During the Term, the Executive shall be entitled to the protection of any insurance policies the Company shall elect to maintain generally for the benefit of its directors and officers ("Directors and Officers Insurance") against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). Provided there is no non-de minimis incremental cost to the Company, for six years following the Date of Termination the Executive shall be entitled to continued coverage under Directors and Officers Insurance no less favorable than that (if any) provided to any other present or former director or officer of the Company.

13.      JOINT MANAGEMENT AGREEMENT

         Notwithstanding any other provision of this Agreement (a) the Executive's employment shall be subject to the terms and conditions of the Joint Management Agreement attached hereto as Exhibit C (the "Joint Management Agreement"), and (b) during the term of the Joint Management Agreement the Company shall pay to the Executive an annualized base salary in the amount equal to the excess of (i) $450,000 over (ii) the amount of the annual base salary paid to the Executive by Qwest Dex, Inc. and its affiliates. This Agreement shall remain in effect upon the terms and conditions described herein following the closing of the Dex West Transaction (or, as applicable, following the time that it is determined that all or any portion of the Dex West Transaction will not be consummated).

14.      GOVERNING LAW

         This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

15.      VALIDITY

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.      NOTICES

         Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a)      If to the Company:

                  Dex Media, Inc.
                  198 Inverness Drive West
                  Englewood, CO 80112
                  Fax.: (303) 784-1964
                  Attn: Vice President of Human Resources

                  with copies to:


                  The Carlyle Group            Welsh, Carson, Anderson & Stowe
                  520 Madison Avenue           320 Park Avenue
                  41st Floor                   Suite 2500

                  New York, New York 10022     New York, New York 10022
                  Fax: (212) 381-4901          Fax: (212) 893-9562
                  Attn: James A. Attwood       Attn: Anthony J. de Nicola

                  and a copy to:

                  Latham & Watkins, LLP
                  885 Third Avenue
                  New York, New York 10022-4802
                  Fax:  (212) 751-4864
                  Attn:  R. Ronald Hopkinson

         (b) If to the Executive, to the address set forth on the signature page hereto or at any other address as any party shall have specified by notice in writing to the other party.

17.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

18.      ENTIRE AGREEMENT

         The terms of this Agreement and the other agreements and instruments contemplated hereby or referred to herein (collectively the "Related Agreements") are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including without limitation any Term Sheet or similar agreement entered into between the Company and the Executive). The parties further intend that this Agreement and the Related Agreements shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement and the Related Agreements.

19.      AMENDMENTS; WAIVERS

         This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company which expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and similarly identifying the waived compliance, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

20.      NO INCONSISTENT ACTIONS

         The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

21.      CONSTRUCTION

         This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

22.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6, 7 and 8 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (a) lawyers engaged full-time in the practice of law; and (b) on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 22, (x) if the Executive prevails in such action, the Company shall be required to pay the reasonable attorney's fees and expenses of the Executive and (y) if the Company prevails in such action or if, in the opinion of the court or arbitrator deciding such action, there is no prevailing party, each party shall pay his or its own attorney's fees and expenses.

23.      ENFORCEMENT

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

24.      WITHHOLDING

         The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

25.      EMPLOYEE ACKNOWLEDGEMENT

         The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

26.      DESIGNATION OF BENEFICIARIES

         The Executive shall be entitled to elect beneficiaries with respect to any applicable benefits or payments provided or referenced hereunder pursuant to the Company's beneficiary designation form customarily applicable to any such benefits or payments.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                            COMPANY

                                            By:    /s/ Scott Pomeroy
                                                --------------------------------
                                                Name: Scott Pomeroy
                                                Title: Vice President

                                            EXECUTIVE

                                            By:    /s/ George Burnett
                                                --------------------------------
                                                George Burnett

                                                                       EXHIBIT A

                              EXECUTIVE BONUS PLAN

                           ANNUAL BONUS EBITDA TARGETS

                                  ($ MILLIONS)

                             YEAR ENDING DECEMBER 31

DEX

PROJECTED EBITDA SUMMARY*                2003            2004           2005            2006            2007
-------------------------                ----            ----           ----            ----            ----
BANK CASE

Dex East EBITDA                          $364            $365           $373           $  383          $  394


Dex EBITDA                               $906            $917           $939           $  966          $  996


EQUITY CASE

Dex East EBITDA                          $369            $378           $393           $  411          $  430


Dex EBITDA                               $913            $942           $976           $1,020          $1,069

---------------------------
* With respect to each calendar year ending prior to the closing of the Dex West Transaction, the respective Bank Case and Equity Case "Dex East EBITDA" targets shall apply. With respect to the calendar year in which the closing of the Dex West Transaction occurs and each calendar year thereafter, the respective Bank Case and Equity Case "Dex EBITDA" targets shall apply for purposes of this Agreement. In the event that the Dex West Transaction is not consummated, the respective Bank Case and Equity Case "Dex East EBITDA" targets shall apply with respect to all calendar years for purposes of this Agreement. EBITDA targets shall be adjusted as appropriate to reflect acquisitions, divestitures and other recapitalizations (other than the Dex West Transaction).

                                                                       EXHIBIT B

                               [OPTION AGREEMENT]

                                                                       EXHIBIT C

                          [JOINT MANAGEMENT AGREEMENT]

                                       21